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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 APRIL 26, 2001

                                MAIL-WELL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    COLORADO
                 (State or Other Jurisdiction of Incorporation)

         1-12551                                         84-1250533
(Commission File Number)                    (IRS Employer Identification Number)

                 8310 S. VALLEY HWY. #400, ENGLEWOOD, CO 80112
              (Address of principal executive offices) (Zip Code)

                                  303-790-8023
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On April 26, 2001 the Company announced the following:

                   MAIL-WELL 1ST QUARTER RESULTS MEET FORECAST

- First quarter sales reach $590 million, up 5% from last year
- Debt reduced $85 million in the quarter, $256 million in last twelve months
- Profits in line with forecasts, down from last year due to impact of economic slowdown on printing of advertising materials, catalogs and direct mail promotional material

ENGLEWOOD, COLO. (APRIL 26, 2001) - Mail-Well, Inc. (NYSE-MWL) today announced that first quarter earnings were $0.08 per share, in line with revised forecasts announced in early March. For the three months ended March 31, 2001, Mail-Well revenues increased principally due to acquisitions and reached $590 million compared to $564 million in the first quarter of 2000. Net income was $4 million compared to $18 million earned in the corresponding period last year. Total debt including securitization was reduced $85 million during the quarter and $256 million since this time last year.

         "The economic slowdown has caused many of our customers to sharply reduce their advertising expenditures," said Paul V. Reilly, President and CEO. "Our Commercial Print Segment, where margins and results are disappointing, has been significantly affected by these cutbacks while our Envelope, Printed Office Products and Label Segments performed very close to plan. All of our businesses are taking the necessary actions to minimize the impact of the slowing economy. Many of the restructuring plans announced at the beginning of the year have been completed and we will see the benefits of these initiatives as the year progresses."

         "We continue to be successful in our debt reduction program," Mr. Reilly continued. "Total debt at March 31, 2001 was reduced by $85 million in the quarter and $256 million from its high at the end of the first quarter last year. Also, in anticipation of a possible continued economic downturn, we requested and received from our bank group a change to our debt covenants relating to our leverage ratio. Although the company was well within its old leverage covenants during the quarter, we felt it was important to allow the company increased flexibility within its credit agreement given the prevailing economic conditions. This will enable management to focus on the company's business and strategic plan during the year."

         "We are also well into our strategic reassessment which we announced in January," Mr. Reilly added. "This reassessment focuses on improving our balance sheet, reaping the benefits of working as an integrated entity and creating sustainable growth and shareholder value. The findings from this reassessment will be shared publicly in the second quarter."

         Mail-Well will hold a conference call today, April 26, 2001 at 11:00 a.m. Mountain Time (1:00p.m. Eastern Time, 12:00p.m. Noon Central Time), to discuss the results of the first quarter. The conference call dial-in number is 800-946-0785 and the pass code number is 410173. The conference will also be webcast and access is available at www.mail-well.com.
                                      -----------------

                                    (more)


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         Mail-Well (NYSE:MWL) specializes in four growing multibillion-dollar market segments in the highly fragmented printing industry: commercial printing, envelopes, labels and printed office products. Mail-Well currently has approximately 15,000 employees and more than 140 printing facilities and numerous sales offices throughout North America and the United Kingdom. Mail-Well reported sales of $2.4 billion in 2000. The company is headquartered in Englewood, Colo.

         This press release may make forward-looking statements, which are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to differences include, but are not limited to, the cost of paper and other raw materials, product demand and sales, the degree and nature of competition, ability to obtain assumed productivity and cost savings, postage rates and other changes in the direct mail industry, interest rates, availability of financing and general economic conditions. This press release does not constitute an offer to sell or solicitation of an offer to buy Mail-Well securities.



 NOTE: Web cast links, News Releases and other information on Mail-Well can be accessed at www.mail-well.com
                                    -----------------

                                     (more)



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
                                  MAIL-WELL, INC.
                                 FINANCIAL SUMMARY
                         THREE MONTHS ENDED MARCH 31, 2001
                        (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED MARCH 31
                                                          ---------------------------

CONDENSED INCOME STATEMENT                                    2001           2000
                                                              ----           ----
Net sales                                                  $    589.9     $    563.8

Gross profit                                                    131.2          130.1
   Selling, administrative and other                             96.0           80.6
   Amortization                                                   6.0            4.0
   Restructuring charges                                          0.7              -
                                                           ----------     ----------
Operating income                                                 28.5           45.5
   Interest and other expense                                    22.1           18.9
                                                           ----------     ----------
Income before income taxes                                        6.4           26.6
   Income taxes (benefit)                                         2.8           10.9
                                                           ----------     ----------
Net income from continuing operations                             3.6           15.7
   Income from discontinued operations                              -            0.7
Net income before extraordinary item                              3.6           16.4
   Extraordinary gain                                               -            1.4
                                                           ----------     ----------
Net income after extraordinary item                        $      3.6     $     17.8
                                                           ----------     ----------

ADDITIONAL INFORMATION:

EBITDA (before restructuring charges)                            50.1           65.7
Effective tax rate                                               43.0%          41.0%


Weighted average shares - basic                                  47.5           49.2

Earnings per basic share from continuing operations             $0.08          $0.32
Earnings per basic share before extraordinary item              $0.08          $0.33
Earnings per basic share after extraordinary item               $0.08          $0.36

Weighted average shares - diluted                                47.8           57.8

Earnings per diluted share from continuing operations           $0.08          $0.31
Earnings per diluted share before extraordinary item            $0.08          $0.32
Earnings per diluted share after extraordinary item             $0.08          $0.33



                                     3

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

                                MAIL-WELL, INC.
                              SEGMENT INFORMATION
                       THREE MONTHS ENDED MARCH 31, 2001
                                  ($ MILLIONS)


                                                    THREE MONTHS ENDED MARCH 31
                                                    ---------------------------

SEGMENT INFORMATION                                   2001       2000 (1), (2)

   Net sales
      Commercial Printing                          $    212.0     $    229.4
      Envelope                                          221.6          205.3
      Printed Office Products                            99.8           73.3
      Label                                              56.5           55.8
                                                   ----------     ----------
         Total net sales                                589.9          563.8

   Operating income
      Commercial Printing                                 6.2           17.7
      Envelope                                           23.1           22.1
      Printed Office Products                             7.2            8.2
      Label                                               3.0            3.6
                                                   ----------     ----------
         Total from operating segments                   39.5           51.6

      Corporate services and other expenses              (4.3)          (2.1)
      Restructuring                                      (0.7)             -
      Amortization                                       (6.0)          (4.0)
                                                   ----------     ----------
   Total operating income                          $     28.5     $     45.5
                                                   ----------     ----------


     (1) Net sales have been restated to include billed freight previously reported in cost of sales.
     (2)  Restated to move one location from Printed Office Products to Label.




                                     4

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
                                   MAIL-WELL, INC.
                             CONSOLIDATED BALANCE SHEETS
                                     ($ MILLIONS)

                                              MARCH-01     DECEMBER-00      MARCH-00
                                              --------     -----------      --------
Cash                                         $      0.5     $      0.5     $     10.7
Receivables, Net                                  215.2          222.7          245.8
Investment in AR Securitization                   104.5           75.4           87.5
Inventories, Net                                  173.1          166.4          192.7
Other current assets                               53.3           54.0           37.0
                                             ----------     ----------     ----------
  Total Current Assets                            546.6          519.0          573.8
                                             ----------     ----------     ----------

Property, plant & equipment, net                  555.2          570.0          621.9
Goodwill & other intangibles, net                 621.2          619.2          644.2
Other assets, net                                  46.2           45.4           64.1
                                             ----------     ----------     ----------
   Total                                     $  1,769.1     $  1,753.6     $  1,904.0
                                             ==========     ==========     ==========

Current Portion of Long-term debt                  39.2           40.5           34.9
Other Current Liabilities                         352.7          303.9          296.5
                                             ----------     ----------     ----------
Current liabilities                               391.9          344.4          331.4
                                             ----------     ----------     ----------

Long-term debt                                    854.6          888.6        1,085.7
Deferred Income Taxes                             108.4          108.4           57.5
Other long-term liabilities                        32.3           26.3           37.1

Shareholders' equity                              381.9          385.9          392.3
                                             ----------     ----------     ----------
   Total                                     $  1,769.1     $  1,753.6     $  1,904.0
                                             ==========     ==========     ==========



                                     5


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                               Mail-Well, Inc.
                                               ---------------
                                                (Registrant)


                                               By: /s/Michel P. Salbaing
                                                   -----------------------
                                                   Michel P. Salbaing
                                                   Sr. Vice President and CFO
Date:    April 26, 2001